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                                                                    EXHIBIT 23.1

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Silicon Valley Research, Inc. on Form S-3, our report on the consolidated financial statements of Silicon Valley Research, Inc. and its subsidiaries dated June 10, 1999, appearing in the Annual Report on Form 10-K of Silicon Valley Research, Inc. for the year ended March 31, 1999. We also consent to the reference to our firm under the caption "Experts" in the prospectus forming part of such Registration Statement.

/s/ Moss Adams LLP


San Francisco, California
September 27, 1999